Exhibit 5.1

ONE SHELL PLAZA 910 LOUISIANA HOUSTON, TEXAS 77002-4995 TEL +1 713.229.1234 FAX +1 713.229.1522 BakerBotts.com	AUSTIN BEIJING BRUSSELS DALLAS DUBAI HONG KONG HOUSTON	LONDON MOSCOW NEW YORK PALO ALTO RIYADH SAN FRANCISCO WASHINGTON

September 26, 2017

El Paso Electric Company
Stanton Tower
100 North Stanton
El Paso, Texas 79901

Ladies and Gentlemen:

As set forth in the Registration Statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by El Paso Electric Company, a Texas corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to securities that may be issued and sold by the Company from time to time pursuant to Rule 415 under the Act, certain legal matters in connection with such securities are being passed upon for you by us.  Such securities include (i) shares of common stock, no par value, of the Company (the “Common Stock”), (ii) shares of preferred stock, no par value, of the Company (the “Preferred Stock”), (iii) debt securities of the Company (the “Debt Securities”), (iv) first mortgage bonds of the Company (the “Bonds”), (v) warrants to purchase Common Stock, Preferred Stock, Debt Securities, Bonds and other securities of the Company (the “Warrants”), (vi) purchase contracts of the Company (the “Purchase Contracts”) and (vii) units consisting of any combination of Common Stock, Preferred Stock, Debt Securities, Bonds, Warrants and Purchase Contracts (the “Units”).  The Common Stock, the Preferred Stock, the Debt Securities, the Bonds, the Warrants, the Purchase Contracts and the Units are collectively referred to herein as the “Securities.”  At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

Each series of Debt Securities will be issued pursuant to the Debt Securities Indenture, dated as of May 1, 2005, entered into between the Company and The Bank of New York Mellon Trust Company, N.A., as successor to JPMorgan Chase Bank, National Association, as trustee, as amended and supplemented by the First Supplemental Debt Securities Indenture, dated May 19, 2008 (together, as supplemented and amended to the date hereof, the “Indenture”).  Each series of Bonds will be issued pursuant to the General Mortgage Indenture and Deed of Trust, dated as of February 1, 1996, between the Company and U.S. Bank National Association, as successor to State Street Bank and Trust Company, as trustee, as supplemented and amended to the date hereof (the “Mortgage”).  Each of the Indenture and the Mortgage is to be supplemented, in connection with the issuance of each series of Debt Securities or Bonds, respectively, by a supplemental indenture, officer’s certificate or other writing thereunder, establishing the form and terms of such series of Debt Securities or Bonds, as the case may be.

El Paso Electric Company	September 26, 2017

In our capacity as your counsel in the connection referred to above, we have examined originals, or copies certified or otherwise identified, of (i) the Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws of the Company (together, the “Charter Documents”), (ii) the Indenture, (iii) the Mortgage, and (iv) the corporate records of the Company, certificates of public officials and of representatives of the Company, including minute books of the Company as furnished to us by the Company, statutes and other instruments and documents as a basis for the opinions hereinafter expressed.  In giving such opinions, we have relied upon certificates of officers of the Company and of public officials with respect to the accuracy of the material factual matters contained in such certificates. In giving the opinions below, we have assumed, without independent investigation, that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete. In connection with this opinion, we have assumed that:

(i)          the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Act;

(ii)          a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby;

(iii)          all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement;

(iv)          the Board of Directors of the Company (or duly constituted and acting committee thereof) (such Board of Directors (or committee), as the case may be, being hereinafter referred to as the “Board”) will have taken all necessary corporate action to authorize the issuance of the Securities and any other Securities issuable on the conversion, exchange, redemption or exercise thereof, and to authorize the terms of the offering and the issuance and sale of such Securities and related matters;

(v)          a definitive purchase agreement, underwriting agreement, warrant agreement, purchase contract agreement, unit agreement or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto (the “Purchase Agreement”);

(vi)          any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise;

(vii)          all Securities, and any certificates in respect thereof, will be delivered in accordance with either (a) the provisions of the applicable Purchase Agreement approved by the Board upon payment of the consideration therefor provided for therein or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board;

El Paso Electric Company	September 26, 2017

(viii)          in the case of shares of Common Stock or Preferred Stock to be issued by the Company, certificates representing such shares will have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations will have been made in the share register of the Company, in each case in accordance with the provisions of the Charter Documents; there will be sufficient shares of Common Stock or Preferred Stock authorized under the Charter Documents and not otherwise issued or reserved for issuance; and the purchase price therefor payable to the Company, or, if such shares are issuable on the conversion, exchange, redemption or exercise of another Security, the consideration payable to the Company for such conversion, exchange, redemption or exercise will not be less than the par value of such shares;

(ix)          in the case of shares of Preferred Stock of any series, the Board will have taken all necessary corporate action to designate and establish the terms of such series and will have caused a statement of resolutions respecting such series to be prepared and filed with the Secretary of State of the State of Texas;

(x)          in the case of Warrants, the Board will have taken all necessary corporate action to authorize the creation of and the terms of such Warrants and the issuance of the Securities to be issued pursuant thereto and to approve the warrant agreement relating thereto; such warrant agreement will have been duly executed and delivered by the Company and the warrant agent thereunder appointed by the Company; neither such Warrants nor such warrant agreement will include any provision that is unenforceable; and such Warrants or certificates representing such Warrants will have been duly executed, countersigned, registered and delivered in accordance with the provisions of such warrant agreement;

(xi)          in the case of Purchase Contracts, the Board will have taken all necessary corporate action to establish the terms thereof and to approve the purchase contract agreement relating thereto; such Purchase Contracts and purchase contract agreement will have been duly executed and delivered by the parties thereto; neither such Purchase Contracts nor such purchase contract agreement will include any provision that is unenforceable; and such Purchase Contracts or certificates representing such Purchase Contracts, if any, will have been duly executed, countersigned, registered and delivered in accordance with the provisions of such purchase contract agreement;

(xii)          in the case of Units, the Board will have taken all necessary corporate action to establish the terms of such Units and the terms of the Securities included in such Units, and to approve the unit agreement relating thereto; the actions referred to in paragraphs (i) - (xi) above and (xiii) and (xiv) below, as the case may be, will have been taken with respect to the Securities included in such Units; such Units and unit agreement will have been duly executed and delivered by the parties thereto; no agreement or other instrument establishing such Units or defining the rights of the holders of such Units will contain any provision that is unenforceable; and such Units or certificates representing such Units, if any, will have been duly executed, countersigned, registered and delivered in accordance with the provisions of such unit agreement;

El Paso Electric Company	September 26, 2017

(xiii)          in the case of Debt Securities of any series issuable under the Indenture:

(a)          the Board will have taken all necessary corporate action to designate and establish the terms of such series of Debt Securities in accordance with the terms of the Indenture, and such Debt Securities will not include any provision that is unenforceable;

(b)          the Indenture will have become qualified under the Trust Indenture Act of 1939, as amended; and

(c)          Debt Securities complying with the terms of the Indenture will have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture; and

(xiv)          in the case of Bonds of any series issuable under the Mortgage:

(a)          the Board will have taken all necessary corporate action to designate and establish the terms of such series of Bonds in accordance with the terms of the Mortgage, and such Bonds will not include any provision that is unenforceable;

(b)          the Mortgage will have become qualified under the Trust Indenture Act of 1939, as amended; and

(c)          Bonds complying with the terms of the Mortgage will have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Mortgage.

On the basis of the foregoing, and subject to the assumptions, limitations and qualifications hereinafter set forth, we are of the opinion that:

1.          The shares of Common Stock and Preferred Stock that may be issued by the Company included in the Securities will, when issued, have been duly authorized by all necessary corporate actions on the part of the Company and validly issued and will be fully paid and nonassessable.

2.          The Debt Securities, the Bonds, the Warrants, the Purchase Contracts and the Units included in the Securities will, when issued, have been duly authorized by all necessary corporate actions on the part of the Company and constitute legal, valid and binding obligations of the Company, enforceable against the Company, in accordance with their respective terms, except as the enforceability thereof is subject to (i) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

El Paso Electric Company	September 26, 2017

The opinions set forth above are limited in all respects to matters of the contract law of the State of New York, the laws of the State of Texas and applicable federal law, in each case, as in effect on the date hereof. We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement.  We also consent to the reference to our Firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.